       AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1995.

                                                   REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                           KENTUCKY UTILITIES COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                                ---------------
             KENTUCKY AND VIRGINIA                        61-0247570
 (STATE OR OTHER JURISDICTION OF INCORPORATION (I.R.S. EMPLOYER IDENTIFICATION
                OR ORGANIZATION)                             NO.)

                               ONE QUALITY STREET
                           LEXINGTON, KENTUCKY 40507
                                  606/255-2100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                      O.M. GOODLETT, SENIOR VICE PRESIDENT
                               ONE QUALITY STREET
                           LEXINGTON, KENTUCKY 40507
                                  606/255-2100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

          WITH COPY TO:                             WITH COPY TO:
      ROBERT A. YOLLES, ESQ.                  D. COLLIER KIRKHAM, ESQ.
    JONES, DAY, REAVIS & POGUE                 CRAVATH, SWAINE & MOORE
       77 WEST WACKER DRIVE                        WORLDWIDE PLAZA
   CHICAGO, ILLINOIS 60601-1692                   825 EIGHTH AVENUE
           312/782-3939                       NEW YORK, NEW YORK 10019
                                                    212/474-1000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable, or from time to time, after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                          PROPOSED
                                           PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED          REGISTERED     PER UNIT*        PRICE*          FEE
- -----------------------------------------------------------------------------------
First Mortgage Bonds...   $13,000,000        100%       $13,000,000       $4,485
- -----------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
   *Estimated solely for purpose of calculating the amount of the registration fee.
                                ---------------
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933 THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO $37,000,000
OF THE REGISTRANT'S FIRST MORTGAGE BONDS WHICH WERE REGISTERED FOR SALE BY THE REGISTRANT IN REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-69852). THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO SUCH REGISTRATION STATEMENT NO. 33-69852 AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS
OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(C) OF THE
SECURITIES ACT OF 1933. FILE NO. 33-69852 ALSO REGISTERED PREFERRED STOCK
PURSUANT TO GENERAL INSTRUCTION II.D TO FORM S-3. REGISTRANT WILL NO LONGER
OFFER PREFERRED STOCK PURSUANT TO FILE NO. 33-69852.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 10, 1995

                           KENTUCKY UTILITIES COMPANY

                              FIRST MORTGAGE BONDS

  Kentucky Utilities Company (the "Company") may offer for sale, from time to time up to an aggregate principal amount of $50,000,000 of its First Mortgage Bonds (the "Bonds") in one or more series, in amounts, at prices and on terms to be determined at the time or times of sale. The related Prospectus Supplement (the "Prospectus Supplement") will set forth with regard to the series of Bonds in respect of which this Prospectus is being delivered (the "Offered Bonds") the specific terms of the offering and sale of such Offered Bonds, including the offering terms applicable thereto, the use of proceeds thereof, the designation, aggregate principal amount, maturity or maturities, rate or rates of interest (or method of determination or calculation thereof), times of payment of interest, any redemption terms, any other special terms of such series and whether such series will be issued in book-entry form.

  The Company may sell the Offered Bonds to or through underwriters or dealers, directly to other purchasers or through agents. The names of any underwriters, dealers or agents involved in the distribution of the Offered Bonds, any applicable discounts, commissions or allowances and any initial public offering price will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is        , 1995.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the office of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103. The Company is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested by a holder.

  The Company has filed Registration Statements with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Bonds. This Prospectus does not contain all of the information set forth in such Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statements and the exhibits thereto for further information with respect to the Company and the Bonds.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K") and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 filed by the Company with the Commission are incorporated in this Prospectus by reference and are made a part hereof. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering or offerings made by this Prospectus, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated in this Prospectus by reference, other than exhibits to such documents that have not been specifically incorporated by reference herein or therein. Requests should be directed to O.M. Goodlett, Senior Vice President, Kentucky Utilities Company, One Quality Street, Lexington, Kentucky 40507, 606/255-2100.

                               ----------------

                              SELECTED INFORMATION

  The following information is qualified in its entirety by the detailed information and the financial statements and notes appearing elsewhere in this Prospectus or in the documents incorporated in this Prospectus by reference.

                                  THE OFFERING

Securities Offered................  $50,000,000 of first mortgage bonds (the
                                    "Bonds")
Use of Proceeds...................  For general corporate purposes, including to refinance short-term debt, and to retire
                                    (through redemption, purchase or otherwise)
                                    one series of currently outstanding first
                                    mortgage bonds as described under "Use of
                                    Proceeds" herein.
                                  THE COMPANY
Business..........................  Electric utility
Service area......................  Central, southeastern and western Kentucky and southwestern Virginia
Estimated Population of Service     Approximately 1,000,000
 Area.............................
Customers.........................  Approximately 447,500
Sources of KWH Generation for year
 ended December 31, 1994..........  99% coal and 1% other
Estimated 1995-1999 Construction
 Expenditures (including Clean Air
 Act Construction Expenditures of
 approximately $18 million).......  $521 million

                         SELECTED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

                                       YEAR ENDED DECEMBER 31,   12 MONTHS ENDED
                                      -------------------------- MARCH 31, 1995
                                        1992     1993     1994     (UNAUDITED)
                                      -------- -------- -------- ---------------
SELECTED INCOME STATEMENT DATA:
  Operating Revenues................. $575,821 $606,588 $636,652    $637,271
  Income Before Interest Charges..... $117,213 $114,000 $111,579    $106,766
  Net Income......................... $ 76,298 $ 81,286 $ 77,512    $ 71,096

RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED):

  The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of net income plus fixed charges, current income taxes, deferred income taxes--net and deferred investment tax credit-- net and excludes undistributed earnings of an equity investment and cumulative effect of a change in accounting principle. Fixed charges consist of interest on long-term debt (net of amortization and debt discount, premium and expense) and other interest charges.

                                        YEAR ENDED DECEMBER 31,
                                        ------------------------ 12 MONTHS ENDED
                                        1990 1991 1992 1993 1994 MARCH 31, 1995
                                        ---- ---- ---- ---- ---- ---------------
Ratio of Earnings to Fixed Charges..... 4.27 4.38 3.80 4.82 4.46      4.00

CAPITALIZATION (UNAUDITED):

  Capitalization of the Company as of March 31, 1995, as adjusted, gives effect to the sale of $50 million of the Bonds and the assumed use of the proceeds thereof for refinancing of short-term indebtedness incurred for general corporate purposes.

                                         MARCH 31, 1995
                                     ---------------------- % OF CAPITALIZATION
                                       ACTUAL   AS ADJUSTED     AS ADJUSTED
                                     ---------- ----------- -------------------
Long-Term Debt, including
 unamortized premium................ $  496,008 $  546,008          46.6%
Short-Term Debt.....................     69,200     19,200           1.6
Preferred Stock.....................     40,000     40,000           3.4
Common Stock Equity.................    567,776    567,776          48.4
                                     ---------- ----------         -----
  Total Capitalization.............. $1,172,984 $1,172,984         100.0%
                                     ========== ==========         =====

                                  THE COMPANY

  Kentucky Utilities Company, a Kentucky and Virginia corporation (the "Company"), is a public utility engaged in producing and selling electric energy. The Company provides electric service to about 419,200 customers in 77 counties in Kentucky and about 28,300 customers in five counties in southwestern Virginia. The largest city served is Lexington, Kentucky. The territory served includes most of the Blue Grass Region in central Kentucky and parts of the coal mining areas in southeastern and western Kentucky and southwestern Virginia. Lexington is the center of the Blue Grass Region, in which thoroughbred horse, burley tobacco and bourbon whiskey distilling industries are located. KU Energy Corporation, a publicly owned holding company, is the owner of all of the outstanding Common Stock of the Company. The Company's executive offices are located at One Quality Street, Lexington, Kentucky 40507, and its telephone number is 606/255-2100.

                                USE OF PROCEEDS

  The proceeds from the issuance and sale of the Bonds will be used principally for general corporate purposes, including to refinance short-term debt. In addition, if market conditions are favorable, proceeds may be used for the retirement (through redemption, purchase or otherwise) of one series of outstanding first mortgage bonds of the Company (the "Prior Securities"). The specific allocation of the proceeds of a particular series of Offered Bonds and information relating to the particular Prior Securities, if any, to be retired will be described in the Prospectus Supplement related thereto. Any Prior Securities purchased will be purchased at a price not in excess of the then-current redemption price applicable to the Prior Securities. In case of the redemption or purchase of Prior Securities, proceeds of the Bonds may be applied to pay any redemption premium or purchase price in excess of the principal amount.

                              DESCRIPTION OF BONDS

GENERAL

  The Bonds will be issued as additional series under, and secured by, the Indenture of Trust dated May 1, 1947, as amended and supplemented, and as to be further amended by one or more supplemental indentures to be entered into in connection with each series of Offered Bonds (each a "Supplemental Indenture"), between the Company and Bank of America Illinois, Chicago, Illinois (formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago, the "Trustee") and Robert J. Donahue, successor Co-Trustee (collectively, the "Trustees"). Said Indenture of Trust and each Supplemental Indenture, copies of which are filed as exhibits to the Registration Statements, are herein called the "Indenture."

  The Indenture is filed as an exhibit to the Registration Statements and is incorporated herein by reference. The following statements, unless the context otherwise indicates, are brief summaries of the substance or general effect of certain provisions of the Indenture. The statements make use of defined terms and are not complete; they are subject to all the provisions of the Indenture and are qualified in their entirety by reference to the Indenture.

  The Prospectus Supplement with respect to each series of Bonds will set forth the following information relating to such Bonds being offered thereby ("Offered Bonds"): (1) the designation of the Offered Bonds; (2) the aggregate principal amount of the Offered Bonds and use of proceeds thereof; (3) the date or dates on which the principal of the Offered Bonds shall be payable; (4) the rate or rates (or method of calculation) at which the Offered Bonds shall bear interest, the date or dates from which such interest shall accrue and the dates on which such interest shall be payable; (5) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Bonds may be redeemed at the option of the Company; (6) the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Bonds shall be redeemed pursuant to any mandatory or optional sinking or debt retirement fund; (7) any other special terms of the Offered Bonds and (8) whether the Offered Bonds will be issued in "book-entry form" through the facilities of a securities depository (the "Depository") as described under "Book Entry System" herein.

  The holders of the outstanding first mortgage bonds do not have the right to tender such first mortgage bonds to the Company for repurchase upon the Company or KU Energy Corporation becoming involved in a highly leveraged or change in control transaction.

  Principal and interest on the Bonds will be payable in Chicago, Illinois, or New York, New York and interest is payable, at the option of the Company, by check mailed to the registered owners of the Bonds. The Bonds will be issued only in fully registered form without coupons, in denominations of $1,000 each or any integral multiple thereof or by a global security registered in the name of the Depository. Transfers and exchanges of Bonds for other registered Bonds will be made without charge other than for any taxes or other governmental charges. The Company will not be required (a) to issue, register, transfer or exchange any Bonds of a particular series and maturity during a period beginning at the opening of business on the tenth business day next preceding any selection of Bonds of such series and maturity to be redeemed and ending at the close of business on the day on which the applicable notice of redemption is given, (b) to register, transfer or exchange any Bonds selected, called or being called for redemption in whole or in part or (c) to transfer, exchange or register Bonds during the 10 days next preceding an interest payment date applicable to such Bonds.

  At March 31, 1995, the Company had outstanding $486,130,000 in principal amount of first mortgage bonds issued under the Indenture. Bonds may be authenticated against an equal principal amount of first mortgage bonds which have been retired and/or in an amount equal to 60% of net expenditures for bondable property not theretofore bonded. At March 31, 1995, the principal amount of retired first mortgage bonds available as a basis for authenticating additional first mortgage bonds aggregated $93,200,000 and unbonded net expenditures for bondable property aggregated not less than $360,372,000. See "Issuance of Additional Bonds" below. For the five year period ended December 31, 1994, gross additions to the utility properties of the Company aggregated about $584,129,000. Gross retirements for such period were about $55,247,000.

DEBT RETIREMENT

  Except as expressly set forth in any Prospectus Supplement relating to Offered Bonds, the Bonds will not be entitled to any covenant providing for the retirement or amortization of Bonds outstanding or for the certification of expenditures for bondable property in lieu of such retirement. However, with respect to the Company's first mortgage bonds, series K, the Indenture provides that during each calendar year the Company will retire, or pay the Trustee cash sufficient to redeem, 1% of the amount of such first mortgage bonds then outstanding; or, in lieu thereof, certify to the Trustee $1,666.67 of net expenditures for bondable property on which the Indenture is a first mortgage lien, for each $1,000 of such first mortgage bonds otherwise required to be retired. Unapplied net expenditures for bondable property and unapplied excess retirements of first mortgage bonds of such series made in prior years may be used to satisfy the foregoing provisions. For one prior series that has been retired, any net expenditures for bondable property used or applied to satisfy the debt retirement provisions previously applicable to such series may be used again as the basis for authentication of the Company's first mortgage bonds, the withdrawal of cash or the release of property under the Indenture.

REDEMPTION

  Each series of Offered Bonds will be subject to such redemption provisions, if any (including mandatory redemption or redemption at the option of the Company), as may be set forth in the Prospectus Supplement relating to such Offered Bonds.

MAINTENANCE AND REPAIR

  With respect to the Company's first mortgage bonds of all prior series issued under the Indenture (other than pollution control series Nos. 7, 8, 1B, 2B, 3B, 4B, 9 and 10), the Indenture provides that so long as such first mortgage bonds are outstanding, and, unless otherwise specified in the accompanying Prospectus Supplement with respect to any series of Offered Bonds, the related Supplemental Indenture will provide that, so long as such Offered Bonds are outstanding, the Company will expend during each calendar year, and certify to the Trustees, an amount equal to 15% of its utility operating revenues for such year, after deducting from such revenues the cost of electricity, gas and water purchased for exchange or resale, for (1) the maintenance and repair of its utility properties, (2) bondable property on which the Indenture is a first mortgage lien, and/or (3) the retirement of the Company's first mortgage bonds of any series heretofore or hereafter issued under the Indenture. In lieu of such requirement, the Company may pay to the Trustees, in cash, any deficiency in the amount required to be so expended, after deducting any unapplied excess expenditures previously made for any of such purposes. Any such cash may be applied to the retirement, through purchase, payment or redemption, of the Company's first mortgage bonds (such retirement by redemption to be only if such first mortgage bonds are otherwise redeemable) or be withdrawn by the Company to the extent of 100% of either gross or net expenditures for bondable property on which the Indenture is a first mortgage lien. There is no requirement under the Indenture that future series of the Company's first mortgage bonds be entitled to a maintenance or repair covenant.

  The Indenture also provides that (i) the Company shall maintain the mortgaged properties in good repair and working order, (ii) the Trustee may, and if requested by holders of a majority in principal amount of all outstanding first mortgage bonds of the Company and furnished with the necessary funds therefor shall, cause such properties to be inspected by an independent engineer (not more often than at five-year intervals) to determine whether they have been so maintained and whether any property, not retired on the Company's books, should be so classified for the purpose of computing net expenditures for bondable property or otherwise, and (iii) the Company shall make good any deficiency in maintenance disclosed by such engineer's report as rendered or as modified by arbitration.

SECURITY

  The Bonds will be secured by the lien of the Indenture and will rank equally with all the Company's first mortgage bonds at any time outstanding under and secured by the Indenture, except as to differences between series permitted by the Indenture and not affecting the rank of the lien thereof. In the opinion of Ogden Newell & Welch, Louisville, Kentucky, counsel for the Company, the Indenture constitutes a first mortgage lien, subject only to permitted encumbrances and liens and prepaid liens, on all or substantially all the permanent fixed properties now owned by the Company. One small hydroelectric generating station is located on land owned by the United States and is operated under an annually renewable license; a few small substations are maintained on land over which the Company holds easements; and certain of the electric transmission lines and distribution lines are installed on public streets, alleys and highways or are located on easements or rights-of-way. With respect to property located in Virginia, no examination of underlying titles as to easements or rights-of-way for transmission or distribution lines has been made, but, should the rights of the Company in this respect be questioned, valid easements and rights-of-way in Virginia may, in the opinion of counsel, be acquired from private property owners by condemnation proceedings. The Indenture contains provisions subjecting after-acquired property, other than excepted property, to the lien thereof. Such provisions might not be effective
(i) as to proceeds, products, rents, issues or profits of property subject to the lien of the Indenture realized, and additional property acquired, within 90 days prior and subsequent to the filing of a case with respect to the Company under the United States Bankruptcy Code, state insolvency laws or other similar laws affecting the enforcement of creditors' rights and (ii) with respect to property located in Virginia not so affixed to other property as to become subject to the lien of the Indenture without resort to the after-acquired property provisions, the lien may be defeated, until recordation of a further supplemental indenture conveying such property to the Trustees after its acquisition, (a) by the intervention of bankruptcy proceedings or (b) by the attachment of a judgment lien or by sale to purchasers for value without notice.

The Indenture excepts or excludes from the lien thereof all cash, securities, accounts and bills receivable, choses in action and certain judgments not deposited or pledged with the Trustees, certain personal property held for sale, lease, rental or consumption in the ordinary course of business, the last day of each term under any lease of property, all gas, oil and other minerals under any property subject thereto, and certain real estate described therein.

ISSUANCE OF ADDITIONAL BONDS

  The Indenture does not fix an overall dollar limitation on the aggregate principal amount of first mortgage bonds that may be issued or outstanding thereunder. First mortgage bonds may be issued from time to time under the Indenture in a principal amount equal to: (a) 60% of eligible net expenditures made by the Company for bondable property constructed or acquired by it and on which the Indenture is a first mortgage lien, subject only to permitted encumbrances and liens and prepaid liens, (b) the principal amount of previously authenticated first mortgage bonds which have been retired or for the retirement of which the Trustee holds the necessary funds, other than certain first mortgage bonds not usable for the purpose under the terms of the Indenture, and (c) the amount of money deposited with the Trustee for the purpose, which money may be applied to the retirement of the Company's first mortgage bonds or may be withdrawn in lieu of the authentication of an equivalent principal amount of first mortgage bonds under the Indenture provisions referred to in clauses (a) and (b). For one prior series that has been retired, any bonds of such series and any net expenditures for bondable property used or applied to satisfy the debt retirement provisions previously applicable to such series may be used as the basis for the authentication of additional bonds under the Indenture. Net expenditures for bondable property are determined as provided in the Indenture. In general, bondable property means any utility plant, property or equipment owned by the Company and used or useful in its utility business.

  No additional first mortgage bonds may be authenticated under the Indenture provisions referred to in clauses (a) and (c) above, or authenticated as provided in clause (b) above, bearing a higher rate of interest than the first mortgage bonds to be retired (unless such first mortgage bonds to be retired would mature within five years) unless the Company's net earnings (as described below) for a 12-month period ending within 90 days next preceding such authentication were at least equal to twice the interest for one year on (1) all first mortgage bonds to be outstanding under the Indenture immediately after such authentication, other than first mortgage bonds for the retirement of which the Trustees hold the necessary funds, and (2) all other indebtedness then secured by a lien equal or prior to the Indenture on property of the Company, with certain exceptions.

  Net earnings of the Company for any period are determined under the Indenture by deducting from the total gross earnings and income of the Company for the period, all its operating expenses for the period, including current maintenance and repairs, rentals, insurance, taxes other than income taxes, and all charges or provisions for depreciation, retirements, renewals and replacements, but not amortization, computed as provided in the Indenture. The Indenture presently provides that in computing net earnings, the amounts to be deducted for maintenance and repairs, and for charges or provisions for depreciation, retirements, renewals and replacements, shall aggregate not less than 15% of the Company's utility operating revenues for the period, after deducting from such revenues the cost of electricity, gas and water purchased for resale. By a supplemental indenture dated May 1, 1991, the Indenture was amended to provide in effect that, upon the effectiveness of the amendment as described below, in computing net earnings for any period, the amounts to be deducted for charges or provisions for maintenance and repairs, and for depreciation, retirements, renewals and replacements, shall aggregate not less than an amount equal to 2 1/4% of the arithmetical average of the amount of depreciable bondable property (as defined in the Indenture) at the beginning and at the end of such period. Until the foregoing amendment is effective, upon the retirement or with the consent of the holders of all the Company's first mortgage bonds series K and pollution control series No. 7, the Company will be required to comply with the Indenture requirements as to the method of computing net earnings, without regard to such amendment. Holders of the Bonds, holders of the Company's first mortgage bonds, series P and Q and pollution control series Nos. 8, 1B, 2B, 3B, 4B, 9 and 10 and holders of the Company's first mortgage bonds of subsequent series will be bound by the foregoing amendment when it becomes effective as described.

ACQUISITION OF PROPERTY SUBJECT TO A PRIOR LIEN

  The Indenture presently provides in effect that the Company will not acquire any property of a value in excess of $500,000 which at the time of acquisition is subject to a lien equal or prior to the Indenture (other than permitted encumbrances and liens and prepaid liens) unless, at that time, (a) the principal amount of all outstanding obligations secured by such equal or prior lien shall not exceed 60% of the fair value of any bondable property so acquired and (b) the net earnings of such property during a 12-month period ending within 90 days next preceding such acquisition were at least equal to twice the annual interest charge on such obligations, except any of such obligations owed by the Company or for the retirement of which the necessary funds are deposited under such lien or with the Trustee. By supplemental indenture dated May 15, 1992, the Indenture was amended to provide that, upon the effectiveness of such amendment as described below, the dollar amount referred to above shall be the lesser of (i) $25,000,000 or (ii) 10 percent of utility plant less accumulated depreciation of the Company at the time of acquisition, but in no event less than $500,000. Such amendment will be effective upon the retirement or with the consent of the holders of all the Company's first mortgage bonds, series K and pollution control series Nos. 7 and 8. The foregoing covenant will be extended to Offered Bonds only to the extent specified in the accompanying Prospectus Supplement and only as amended as described above. Holders of the Bonds, holders of the Company's first mortgage bonds, series P and Q and pollution control series Nos. 1B, 2B, 3B, 4B, 9 and 10 and holders of first mortgage bonds of subsequent series will be bound by the foregoing amendment when it becomes effective as described.

LIMITATIONS ON COMMON STOCK DIVIDENDS

  Except as expressly set forth in any Prospectus Supplement relating to Offered Bonds, the Bonds will not be entitled to any covenant restricting payment of dividends on the Company's common stock. However, the Indenture provides in effect that, so long as any first mortgage bonds, series K and pollution control series No. 7 are outstanding thereunder, the Company will not declare or pay any dividends on its common stock (other than in stock), or make any other distribution on or purchase any of its common stock, unless, for the period beginning May 1, 1947 to the date of such payment, distribution or purchase, the total amount expended by the Company for maintenance and repairs and provided for depreciation of properties subject to the lien of the Indenture, plus the earned surplus (retained earnings) of the Company earned during such period and remaining after any such payment, distribution or purchase, shall aggregate not less than 15% of the Company's total utility operating revenues for the period, after deducting from such revenues the cost of electricity, gas and water purchased for exchange or resale. For the period May 1, 1947 to March 31, 1995, the total of the amounts so expended and provided by the Company for such maintenance, repairs and depreciation, plus the undistributed earned surplus accumulated during the period, aggregated about 21% of such revenues and, exclusive of such earned surplus, aggregated about 17% of such revenues. The Company's first mortgage bonds, series P and Q and pollution control series Nos. 8, 1B, 2B, 3B, 4B, 9 and 10 are not entitled to the benefit of any covenant restricting the payment of dividends on the Company's common stock. First mortgage bonds of the Company may be issued in the future which are entitled to the benefits of more stringent or less stringent covenants with respect to payments of dividends by the Company, or may be entitled to no such covenants.

MODIFICATION OF INDENTURE

  The terms and provisions of the Indenture may be modified or amended from time to time by a supplemental indenture executed by the Company and the Trustees and without the consent of bondholders, for any one or more of the purposes provided in the Indenture. Such purposes include, among others, (1) any change or modification of any of the terms or conditions of the Indenture, provided that such change or modification would not adversely affect the first mortgage bonds then outstanding under the Indenture and is made effective only with respect to first mortgage bonds authenticated under the Indenture after the execution of such supplemental indenture and (2) any other change or modification of such terms or conditions which is not inconsistent with the terms, and which shall not impair the security, of the Indenture.

  By supplemental indenture dated August 1, 1979, the Indenture was amended to provide that upon the effectiveness of such amendment as described below the Indenture may be amended in any respect with the consent of the holders of not less than 66 2/3% in principal amount of all of the Company's first mortgage bonds of all series then outstanding under the Indenture that would be affected thereby, except that, without the consent of the holder of each outstanding first mortgage bond affected thereby, no such amendment shall, among other things, (i) extend the time or times or otherwise affect the terms of payment of the principal, interest or premium in respect of any first mortgage bond, or reduce the principal amount of any first mortgage bond or any premium thereon or the rate of interest thereon, (ii) impair the right of any bondholder to institute suit for the enforcement of any such payment in respect of his first mortgage bonds, (iii) permit the creation of any lien ranking prior to, or on a parity with, the lien of the Indenture, other than permitted encumbrances and liens or prepaid liens, (iv) deprive any nonassenting bondholder of a lien on the mortgaged property for the security of his first mortgage bonds or (v) reduce the percentage in principal amount of first mortgage bonds, the consent of the holders of which is required for any such amendment. Such amendment will be effective upon the retirement or with the consent of the holders of all the Company's first mortgage bonds, series K. The foregoing amendment is binding upon holders of the Bonds, holders of the first mortgage bonds, series P and Q and pollution control series Nos. 7, 8, 1B, 2B, 3B, 4B, 9 and 10 and holders of first mortgage bonds of subsequent series.

  By supplemental indenture dated May 15, 1992, the Indenture was further amended to provide that upon the effectiveness of such amendment as described below the percentage of bondholders necessary to consent to amendments shall be 51% (instead of 66 2/3% as described above). Such amendment will be effective upon (i) the effectiveness of the amendment included in the supplemental indenture of August 1, 1979 described above and (ii) the retirement or with the consent of the holders of all the Company's first mortgage bonds, series K and pollution control series Nos. 7 and 8. Holders of the Bonds and holders of first mortgage bonds, series P and Q and pollution control series Nos. 1B, 2B, 3B, 4B, 9 and 10 and holders of first mortgage bonds of subsequent series will be bound by the foregoing amendment when it becomes effective as described.

OTHER INDENTURE PROVISIONS

  Holders of a majority in principal amount of the first mortgage bonds secured by the Indenture have the right to direct the time, method and place of conducting proceedings for remedies available to, or exercising any trust or power of, the Trustees. However, the Trustees may decline to follow such directions under certain circumstances specified in the Indenture; the Trustees are not required to exercise powers of entry or sale under the Indenture; and the Trustees are entitled to be indemnified against expenditures incurred in connection with taking any directed action or proceeding.

  A "default" or an "event of default" under the Indenture means: (a) failure to pay the principal of any first mortgage bond of the Company when due at maturity or otherwise; (b) failure to pay first mortgage bond interest within 60 days after its due date; (c) failure to pay the principal of, or interest on, any prior lien bond, continued beyond the grace period (if any) specified in the lien securing such bond and also continued beyond 30 days after written notice to the Company of such failure; (d) failure of the Company for 90 days after written demand to comply with any other covenant or condition in the Indenture or in any first mortgage bond or any prior lien bond or lien; or (e) certain events relating to bankruptcy, insolvency, assignment or receivership. The Trustees are required to give notice to bondholders of defaults known to the Trustees, within 90 days after the occurrence thereof; provided that the Trustees may withhold giving notice to bondholders of defaults (other than any default in payment of interest, principal or sinking or purchase fund installment in respect of any first mortgage bond secured by the Indenture) if the Trustees determine in good faith that such withholding is in the interest of the bondholders. Upon default, the Trustees may, among other remedies, and upon written notice from the holders of a majority in principal amount of first mortgage bonds then outstanding under the Indenture shall, declare the principal of all first mortgage bonds to be immediately due and payable. Upon certain terms and conditions, the declaration of acceleration may be rescinded and waived.

  The Company is required to furnish to the Trustees certificates of officers and engineers and, in certain cases, of accountants in connection with the authentication of first mortgage bonds, withdrawal of money, release of property and other matters, and opinions of counsel as to the lien of the Indenture and other matters. The Company also is required to furnish the Trustee, not less frequently than annually, a certificate as to the Company's compliance with the terms of the Indenture, including the satisfaction of the maintenance and renewal and the debt retirement provisions of the Indenture, and an opinion of counsel with respect to the lien of the Indenture.

RELATIONSHIP WITH THE TRUSTEE

  The Company maintains a general checking account with and may use other services of Bank of America Illinois, Chicago, Illinois, the Trustee.

                               BOOK-ENTRY SYSTEM

  The Bonds, at the option of the Company, may be issued as either securities in certificated form or global securities. If, as described in the applicable Prospectus Supplement, the Company elects to use a book-entry system with respect to any Offered Bonds, upon issuance, all Offered Bonds having the same issuance date, maturity date, redemption provisions and interest rate or rates will be represented by one fully-registered global security (the "Global Security"). The Global Security will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository or a nominee of the Depository. Unless otherwise specified in a Prospectus Supplement, the Depository with respect to any Bonds will be The Depository Trust Company ("DTC").

  So long as the Depository, or its nominee, is the registered owner of a Global Security, such Depository or such nominee, as the case may be, will be considered the owner of such Global Security for all purposes, including any notices and voting. Except in the circumstances described below, the owners of beneficial interests in a Global Security will not be entitled to have any individual Bonds registered in their names, will not receive or be entitled to receive physical delivery of any such Bonds and will not be considered the owners of Bonds under the Indenture. Accordingly, each person holding a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Direct Participant (as herein defined), on procedures of the Direct Participant through which such person holds its interest, to exercise any of the rights of a registered owner of such Bond.

  If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, the Company will issue individual securities in certificated form ("Certificated Securities") in exchange for the Global Security or Global Securities representing the corresponding book-entry Bonds represented by one or more Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Securities representing the corresponding book-entry Bonds. Further, in such event, an owner of a beneficial interest in a Global Security representing book-entry Bonds may, on terms acceptable to the Company and the Depository for such Global Security, receive such book-entry Bonds as Certificated Securities. In any such instance, an owner of a beneficial interest in a Global Security representing book-entry Bonds will be entitled to physical delivery of individual Certificated Securities equal in principal amount to such beneficial interest and to have such Certificated Securities registered in the name of such owner. Certificated Securities will be issued as registered Bonds in denominations of $1,000 unless otherwise specified in a Prospectus Supplement.

  The following is based solely on information furnished by DTC:

  DTC will act as securities depository for the Global Securities. The Global Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Security certificate will be issued for each issue of the Global Securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for such purchases of Global Securities on DTC's records. The ownership interest of each actual purchaser of each Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued.

  To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Global Securities are credited which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If the Global Securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Global Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Global Securities. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Global Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Principal and interest payments on the Global Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest or a dividend is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest on Bonds represented by Global Securities to DTC is the responsibility of the Company and the Trustee. Disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Global Securities at any time by giving reasonable notice to the Company and the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Bonds in certificated form are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bonds in certificated form are required to be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  The underwriters, dealers or agents of any Offered Bonds may be Direct Participants of DTC.

  NONE OF THE COMPANY, THE TRUSTEE, OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF ANY GLOBAL SECURITY WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL SECURITY OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                                 LEGAL OPINIONS

  The validity of the Bonds will be passed upon for the Company by Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601-1692, and Ogden Newell & Welch, 1200 One Riverfront Plaza, Louisville, Kentucky 40202. Certain legal matters will be passed upon for any underwriter, dealer or purchaser by Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019.

  The Company is advised that as of March 31, 1995 members of Ogden Newell & Welch owned 12,837 shares of common stock of KU Energy Corporation.

  The statements as to matters of law or legal conclusions with respect to the jurisdiction of certain federal regulatory commissions expressed under Item 1, Business--Regulation in the 1994 Form 10-K have been prepared or reviewed by Jones, Day, Reavis & Pogue. The statements as to matters of law or legal conclusions (a) relating to the jurisdiction of certain state regulatory commissions, expressed under Item 1, Business--Regulation in the 1994 Form 10-K, (b) relating to the Company's compliance with environmental standards and regulations expressed under Item 1, Business--Environmental Matters in the 1994 Form 10-K and (c) expressed under "Description of Bonds--Security" in this Prospectus, have been prepared or reviewed by Ogden Newell & Welch. Such statements are made upon the authority of such counsel, who have given their opinions that such statements as to such matters are correct.

                                    EXPERTS

  The audited financial statements and financial statement schedule of the Company included in the Company's 1994 Form 10-K and incorporated by reference in this Prospectus and elsewhere in the Registration Statements, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                              PLAN OF DISTRIBUTION

  The Company may sell the Bonds (i) through underwriters or dealers; (ii) directly to one or more institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to each series of Offered Bonds will set forth the terms of the offering of such Offered Bonds, including the name or names of any underwriters, the purchase price of such Offered Bonds and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in an offering, the Offered Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Bonds may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the Prospectus Supplement relating to the Offered Bonds together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Bonds offered thereby will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Bonds if any are purchased.

  Offered Bonds may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Bonds in respect of which the Prospectus Supplement is delivered and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

  Any underwriters, dealers or agents participating in the distribution of the Offered Bonds may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Offered Bonds may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

  The Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of Offered Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Offered Bonds. The Prospectus Supplement will state, if known, whether or not any broker-dealer intends to make a market in the Offered Bonds. If no such determination has been made, the Prospectus Supplement will so state.

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- -------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DE-SCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITA-TION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE IN-FORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   2
Selected Information.......................................................   3
The Company................................................................   5
Use of Proceeds............................................................   5
Description of Bonds.......................................................   5
Book-Entry System..........................................................  11
Legal Opinions.............................................................  13
Experts....................................................................  14
Plan of Distribution.......................................................  14

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                          KENTUCKY UTILITIES COMPANY

                             FIRST MORTGAGE BONDS



                                ---------------

                                  PROSPECTUS

                                ---------------




- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  All amounts estimated except as indicated:

      Securities and Exchange Commission, registration fee........... $  4,485*
      Printing of Registration Statement, Prospectus, Supplemental
       Indenture, Bonds, Etc.........................................   40,000
      Fees of Trustee................................................   25,000
      Fees of Rating Agencies........................................   25,000
      Fees of Accountants............................................   10,000
      Expenses and counsel fees for qualification or registration of
       the Bonds under "blue sky" laws...............................    2,500
      Counsel fees...................................................  100,000
      Miscellaneous expenses, including traveling, telephone,
       copying, shipping, recording, etc.............................    2,015
                                                                      --------
        Total........................................................ $209,000
                                                                      ========

- --------
*  Exact amount

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provide that the registrant may, and in some cases must, indemnify each director and each officer of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of the fact that he is or was a director or officer of the registrant, subject to certain conditions and limitations. Similar provisions are contained in Sections 13.1-696 to 13.1-704 of the Virginia Stock Corporation Act.

  The registrant's Amended and Restated Articles of Incorporation and By-laws provide, in general, for mandatory indemnification of directors and officers by the registrant to the fullest extent permitted by law.

  Officers and directors of the registrant are covered by insurance policies purchased by the registrant under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

  Reference is made to Section 8 of the form of Underwriting Agreement (filed herewith as Exhibit 1.01), which contemplates indemnification of the Company's officers, directors and controlling persons by potential underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS

     EXHIBIT
      NUMBER                            DESCRIPTION OF DOCUMENTS
     -------                            ------------------------
       1.01    Form of First Mortgage Bond Underwriting Agreement. (Exhibit 1.01 in File
               No. 33-69852) Incorporated by reference.
       4.01    Indenture of Mortgage or Deed of Trust dated May 1, 1947 between the
               Company and Continental Illinois National Bank and Trust Company of
               Chicago and Edmond B. Stofft, as Trustees, (Amended Exhibit 7(a) in File
               No. 2-7061), and Supplemental Indentures thereto dated, respectively,
               January 1, 1949 (Second Amended Exhibit 7.02 in File No. 2-7802), July 1,
               1950 (Amended Exhibit 7.02 in File No. 2-8499), June 15,

     EXHIBIT
      NUMBER                            DESCRIPTION OF DOCUMENTS
     -------                            ------------------------
               1951 (Exhibit 7.02(a) in File No. 2-8499), June 1, 1952 (Amended Exhibit
               4.02 in File No. 2-9658), April 1, 1953 (Amended Exhibit 4.02 in File No.
               2-10120), April 1, 1955 (Amended Exhibit 4.02 in File No. 2-11476), April
               1, 1956 (Amended Exhibit 2.02 in File No. 2-12322), May 1, 1969 (Amended
               Exhibit 2.02 in File No. 2-32602), April 1, 1970 (Amended Exhibit 2.02 in
               File No. 2-36410), September 1, 1971 (Amended Exhibit 2.02 in File No. 2-
               41467), December 1, 1972 (Amended Exhibit 2.02 in File No. 2-46161), April
               1, 1974 (Amended Exhibit 2.02 in File No. 2-50344), September 1, 1974
               (Exhibit 2.04 in File No. 2-59328), July 1, 1975 (Exhibit 2.05 in File No.
               2-59328), May 15, 1976 (Amended Exhibit 2.02 in File No. 2-56126), April
               15, 1977 (Exhibit 2.06 in File No. 2-59328), August 1, 1979 (Exhibit 2.04
               in File No. 2-64969), May 1, 1980 (Exhibit 2 to Form 10-Q Quarterly Report
               of the Company for the quarter ended June 30, 1980), September 15, 1982
               (Exhibit 4.04 in File No. 2-79891), August 1, 1984 (Exhibit 4B to Form 10-
               K Annual Report of the Company for the year ended December 31, 1984), June
               1, 1985 (Exhibit 4 to Form 10-Q Quarterly Report of the Company for the
               quarter ended June 30, 1985), May 1, 1990 (Exhibit 4 to Form 10-Q
               Quarterly Report of the Company for the quarter ended June 30, 1990), May
               1, 1991 (Exhibit 4 to Form 10-Q Quarterly Report of the Company for the
               quarter ended June 30, 1991), March 1, 1992 (Exhibit 4B to Form-10K Annual
               Report of the Company for the year ended December 31, 1992), May 15, 1992
               (Exhibit 4.02 to Form 8-K of the Company dated May 14, 1992), August 1,
               1992 (Exhibit 4 to Form 10-Q Quarterly Report of the Company for the
               quarter ended September 30, 1992), June 15, 1993 (Exhibit 4.02 to Form 8-K
               of the Company dated June 15, 1993), December 1, 1993 (Exhibit 4.01 to
               Form 8-K of the Company dated December 10, 1993) and November 1, 1994
               (Exhibit 4C to Form 10-K Annual Report of the Company for the year ended
               December 31, 1994). Incorporated by reference.
       4.02    Form of proposed Supplemental Indenture providing for the Bonds. (Exhibit
               4.02 in File No. 33-69852) Incorporated by reference.
       5.01    Opinion of Jones, Day, Reavis & Pogue regarding legality.
       5.02    Opinion of Ogden Newell & Welch regarding legality.
       5.03    Opinion of Hunton & Williams regarding legality.
      12.01    Computation of Ratio of Earnings to Fixed Charges. (Exhibit 12 to Form 10-
               Q of the Company for the quarter ended March 31, 1995). Incorporated by reference.
      23.01    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.01).
      23.02    Consent of Ogden Newell & Welch (included in Exhibit 5.02).
      23.03    Consent of Hunton & Williams (included in Exhibit 5.03).
      23.04    Consent of Arthur Andersen LLP.
      25       Form T-1 and Form T-2 statements of eligibility of trustees.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes as follows:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 (INCLUDING THE REASONABLE BELIEF THAT THE SECURITY RATING REQUIREMENTS OF GENERAL INSTRUCTION I.B.2. WILL BE MET BY THE TIME OF SALE OF ANY BONDS REGISTERED HEREUNDER) AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO, AS THE CASE MAY BE, TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LEXINGTON, AND COMMONWEALTH OF KENTUCKY.

Dated: May 10, 1995

                                          Kentucky Utilities Company

                                                    /s/ John T. Newton
                                          By___________________________________
                                                      John T. Newton
                                                Chairman and Chief Executive
                                                           Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO, AS THE CASE MAY BE, HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Dated: May 10, 1995

                 SIGNATURE                                     TITLE
                 ---------                                     -----


            /s/ John T. Newton              Chairman, Chief Executive Officer and
___________________________________________   Director (principal executive officer)
              John T. Newton

          /s/ Michael R. Whitley            President, Chief Operating Officer and
___________________________________________   Director
            Michael R. Whitley

             /s/ O.M. Goodlett              Senior Vice President (principal financial
___________________________________________   officer)
               O.M. Goodlett

          /s/ Michael D. Robinson           Controller (principal accounting officer)
___________________________________________
            Michael D. Robinson

             /s/ Mira S. Ball               Director
___________________________________________
               Mira S. Ball

            /s/ W. B. Bechanan              Director
___________________________________________
              W. B. Bechanan

             /s/ Harry M. Hoe               Director
___________________________________________
               Harry M. Hoe

           /s/ Milton W. Hudson             Director
___________________________________________
             Milton W. Hudson

         /s/ Frank V. Ramsey, Jr.           Director
___________________________________________
           Frank V. Ramsey, Jr.


                 SIGNATURE                                     TITLE
                 ---------                                     -----


          /s/ Warren W. Rosenthal           Director
___________________________________________
            Warren W. Rosenthal

         /s/ William L. Rouse, Jr.          Director
___________________________________________
           William L. Rouse, Jr.

          /s/ Charles L. Shearer            Director
___________________________________________
            Charles L. Shearer
